UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2009

AMERICAS WIND ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50861
(Commission File Number)

20-0177856
(IRS Employer Identification No.)

24 Palace Arch Drive, Toronto, Ontario M9A 2S1 Canada
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (416) 233-5670

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective March 5, 2009, we entered into a sublicense agreement with Americas Wind Energy Inc., our Ontario subsidiary company, Emergya Wind Technologies B.V. a Netherlands company and EWT-Americas Inc., a Delaware corporation, wherein we have agreed to grant to EWT-Americas an exclusive sublicense of all of our rights under a master license agreement dated April 23, 2004.

We had an exclusive license for the North American territory from EWT B.V., of the Netherlands, for the mid-sized direct drive wind turbines manufactured by EWT B.V.

We have provided a sub-license of these rights to EWT-Americas Inc. a wholly owned subsidiary of Emergya Wind Technologies Holdings N.V. and an affiliate of EWT B.V.

The major terms of the transaction which closed effective March 5, 2009 are:

  We sub-licensed to EWT-Americas our existing rights to market in North America

  EWT- Americas will be the exclusive manufacturer and supplier of EWT wind turbines in North America.

  We will receive a fee based on a percentage of EWT-Americas business with a pre-determined list of present and potential AWE customers in the territory. The fee, to a maximum amount of $28 million, is payable over the next 5 years beginning immediately.

Item 7.01	Regulation FD Disclosure

Emergya Wind Technologies Holdings N.V., through its subsidiaries and affiliated entities, is a Dutch-based manufacturer and supplier of wind turbines and turnkey wind parks. It specializes in the development and manufacture of advanced direct drive (gearless) wind turbines.

We view EWT-Americas’ commitment to North America as a very positive development, consistent with the new US administration’s pledge to increase renewable energy’s share of US power.

The sublicense arrangement will allow for our company to continue on as an operating entity, as opposed to being acquired in a merger, and will provide cash flow for possible dividend distribution or for further acquisitions if opportunities worth pursuing are identified.

AWE plans to continue to participate in other sectors of the renewable energy industry, aided by positive cash flow from this deal, a strong balance sheet, and a commitment to growth through mergers or acquisitions. AWE considers the opportunities in the renewable energy industry to be very attractive.

Item 9.01	Exhibits

10.1	Sublicense Agreement dated March 5, 2009

10.2	GE Assignment Agreement dated March 5, 2009

10.3	Rural Assignment Agreement dated March 5, 2009

10.4	Waverly Assignment Agreement dated March 5, 2009

99.1	News Release dated March 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAS WIND ENERGY CORPORATION

/s/ Frank Pickersgill
Frank Pickersgill
Director

Date: March 10, 2009